Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Allianz Variable Insurance Products Fund of Funds Trust of our reports dated February 20, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix I, which appear in Allianz Variable Insurance Products Fund of Funds Trust’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2026

Appendix I

AZL Balanced Index Strategy Fund
AZL MVP Balanced Index Strategy Fund
AZL MVP Growth Index Strategy Fund
AZL MVP Moderate Index Strategy Fund
AZL MVP Global Balanced Index Strategy Fund
AZL DFA Multi-Strategy Fund
AZL MVP DFA Multi-Strategy Fund
AZL MVP Fidelity Institutional Asset Management Multi-Strategy Fund
AZL MVP T. Rowe Price Capital Appreciation Plus Fund
2